UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
McMoRan Exploration Co. issued a press release, dated October 25, 2007, announcing that it has commenced a public offering of approximately 11 million shares of common stock. McMoRan also announced today that it has concurrently commenced a public offering of 1.5 million shares of mandatory convertible preferred stock with an offering price of $100 per share.   McMoRan intends to use the net proceeds from these offerings to repay a portion of its indebtedness under the $800 million unsecured bridge loan facility that was used to partially fund the acquisition of substantially all of the oil and gas properties of Newfield Exploration Company located on the outer continental shelf of the Gulf of Mexico.  See Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  October 25, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit Number
99.1	Press Release dated October 25, 2007, titled “McMoRan Exploration Co. Announces Commencement of Public Offerings of Common Stock and Mandatory Convertible Preferred Stock.”